                                                                   EXHIBIT 99.04


                         FORM OF GLIATECH PROXY CARD

                                GLIATECH INC.

      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

             FOR THE SPECIAL STOCKHOLDERS MEETING ON ___ __, 2000

       The undersigned hereby constitutes and appoints Thomas O. Oesterling, Ph.D., Robert P. Pinkas and William A. Clarke, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the special meeting of stockholders of Gliatech Inc., to be held at the Embassy Suites, Beachwood, 3775 Park East Drive, Beachwood, Ohio, on ____________ ____, 2000, at 9:00 a.m., and at any adjournments or postponements thereof, as follows and in accordance with their judgment upon any other matters coming before said meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, AND SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF DIRECTIONS ARE NOT INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                                                                  |SEE REVERSE|
                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)   |   SIDE    |

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                        SPECIAL MEETING OF STOCKHOLDERS
                                 GLIATECH INC.



                                  ______, 2000


     \/        PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED        \/


A [X]  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.



                                                                                     FOR       AGAINST        ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS      1.   Adopt the Agreement and Plan of          [ ]        [ ]             [  ]
   A VOTE FOR PROPOSAL 1.                   Merger, dated May 29, 2000, as amended, among Gliatech Inc., Guilford Pharmaceuticals
                                            Inc. and St. John Development Corp., pursuant to which each share of common stock of Gliatech automatically will convert into 1.38 shares of common stock of
                                            Guilford, with cash being paid in lieu of fractional shares.

                                       2.   In their discretion to vote upon such other business as may properly come before the meeting.


                                            THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED IN THIS PROXY. IF NO
                                       SPECIFIC INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR"
                                       ADOPTION OF THE MERGER AGREEMENT AND IN THE BEST DISCRETION OF THE PROXY HOLDERS AS TO OTHER
                                       MATTERS.




Signature of Owner ____________________ Signature of Joint Owner ___________________ Dated ___________, 2000
Please sign exactly as your name appears hereon. If stock is jointly held, each should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such.